Exhibit 99.01

NuStar Energy L.P. Reports Strong Third Quarter 2019 Earnings Results

Income from Continuing Operations Up 20 Percent Versus Third Quarter of 2018

Permian Crude System Volumes Currently Approaching 430,000 Barrels Per Day; Quarterly Average Up 233 Percent Since System Acquisition in May 2017

Corpus Christi Crude System Enters New Era with Doubled Receipts since July 2019

SAN ANTONIO, November 5, 2019 - NuStar Energy L.P. (NYSE: NS) reported income from continuing operations of $53 million for the third quarter of 2019, up $9 million or 20 percent from $44 million in the third quarter of 2018. Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations were $169 million, up $15 million or 10 percent from $154 million for the third quarter of 2018.
Distributable cash flow (DCF) available to common limited partners from continuing operations was $88 million for the third quarter of 2019, up $11 million or 14 percent compared to $77 million in the third quarter of 2018. The distribution coverage ratio to common limited partners from continuing operations was 1.36 times for the third quarter and 1.23 times for the nine months ended September 30, 2019.
“Our strong third quarter 2019 results were primarily driven by continued volume ramp on our Permian Crude System, as well as a contribution from our new Taft 30-inch pipeline utilized for crude exports out of our Corpus Christi North Beach terminal," said NuStar President and CEO Brad Barron.
“During the month of October, the Corpus Christi Crude System saw aggregate volumes increase to 591,000 barrels per day (BPD), double our receipts in July, before our Taft pipeline projects were in service. Additionally, during October, we moved 169,000 BPD into the Corpus Christi refinery market and over 422,000 BPD over our docks, which more than doubles the amount moved over the docks in July.”
Barron also noted that due in part to NuStar's sale of its St. Eustatius facility in July, the partnership's third quarter debt-to-EBITDA ratio was 3.96 times, significantly lower when compared to 4.52 times at the end of the third quarter of 2018. "This demonstrates our commitment to de-levering and financial discipline,” he added.

Permian Crude System Continues to Show Phenomenal Growth of 233 Percent Since Acquisition
“We continue to be pleased with the performance and growth of our Permian Crude System,” Barron said. “The Permian has proven itself the fastest-growing and most resilient shale play in North America, and NuStar’s Permian Crude System has consistently outperformed the basin since our acquisition. In fact, since we acquired our system in May 2017, our system throughput has now grown by an amazing 233 percent, far outpacing overall Permian Basin throughput, which has grown 98 percent.”
In 2019 alone, NuStar has expanded its capacity from 460,000 BPD to 560,000 BPD to accommodate its customers' plans and added a total 34 additional well connections. Additionally, volumes continued to grow significantly as NuStar moved an average of 416,000 BPD in October. With November nominations of 436,000 BPD, NuStar continues to expect to exit 2019 with throughput around 450,000 BPD, a significant increase over NuStar's 2017 exit rate of 200,000 BPD.

Within a 24-hour period, Corpus Christi Export and Mexico Projects Enter Service
On September 4, 2019, NuStar began moving volumes on three key pipeline projects that are significantly expanding the partnership's capacity to move Permian crude oil to Corpus Christi for export, and to move refined products into Northern Mexico.
“With the second phase of our WTI export project in service, we are now transporting Permian barrels on our Taft 30-inch pipeline from our connection to Cactus II and delivering those barrels into our Corpus Christi North Beach terminal for export," Barron said. "Our legacy assets in South Texas: our South Texas Crude System, Three Rivers 12” line, and Corpus Christi terminal, together with our recently completed Corpus Christi export project additions, including our Taft 30-inch pipeline, overlay and interconnect to such a degree that we now refer to them as a single system, our ‘Corpus Christi Crude System.’”
Additionally, NuStar completed its project to double the capacity of its Valley pipeline to expand supply of refined products from Corpus Christi to the Rio Grande Valley and Northern Mexico in September, and, since then, the partnership's committed customers on that system have been ramping up their volumes. In September NuStar also brought its Nuevo Laredo project into early service, which allows the partnership to transport diesel from the Corpus Christi refining complex to the NuStar Nuevo Laredo terminal in Mexico. Barron added that NuStar is on schedule to complete the second phase, which includes additional tankage and truck-loading bays at Nuevo Laredo, in February 2020.
2019 and 2020 Full-Year Projections Show Stable Growth, Year over Year
“Our 2019 range for Adjusted EBITDA remains unchanged at $665 to $715 million, which includes results from St. Eustatius operations, but excludes non-cash impairment charges related to the sale of those operations," said Tom Shoaf, NuStar Executive Vice President and Chief Financial Officer.
“For a clearer view of our ongoing business and for improved comparability, we are also providing projections for 2019 EBITDA from continuing operations of $625 to $675 million, which exclude any past contributions from St. Eustatius," Shoaf added. "These projections show an expected increase of 9 percent at the midpoint when compared to 2018 EBITDA from continuing operations of $597 million. Looking further out to 2020 full-year guidance, we expect NuStar’s 2020 EBITDA to be $715 to $765 million or an increase of about 14 percent at the midpoint over 2019.”
"These results clearly demonstrate the benefit of our strategic decision to de-risk and simplify our business by selling our Caribbean assets and redeploying that capital in our core North American business. On an apples-to-apples basis, we expect to be able to improve EBITDA by almost 25 percent over a two-year period, while simultaneously lowering our leverage and strengthening our financial metrics to generate stable, consistent growth for our unitholders,” Shoaf concluded.

	Year Ended December 31, 2018	Projected for the year ended December 31,
		2019	2020
Income from continuing operations	$146,375	$ 171,000 - 206,000	$ 233,000 - 258,000
Income (loss) from discontinued operations, net of tax	59,419	(308,000 - 313,000)	—
Net income (loss)	$205,794	$ (137,000 - 107,000)	$ 233,000 - 258,000

EBITDA from continuing operations	$596,822	$ 625,000 - 675,000	$ 715,000 - 765,000
EBITDA from discontinued operations	104,491	(300,000 - 305,000)	—
Total EBITDA	701,313	325,000 - 370,000	715,000 - 765,000
Impairment losses and loss on sale	43,366	340,000 - 345,000	—
Gain from hurricane insurance proceeds	(78,756)	—	—
Adjusted EBITDA	$665,923	$ 665,000 - 715,000	$ 715,000 - 765,000

Conference Call Details
A conference call with management is scheduled for 10:00 a.m. CT today, November 5, 2019. The conference call may be accessed by dialing toll-free 844/889-7787, reservation passcode 5169897. International callers may access the conference call by dialing 661/378-9931, reservation passcode 5169897. The Partnership intends to have a playback available following the conference call, which may be accessed by dialing toll-free 855/859-2056, reservation passcode 5169897. International callers may access the playback by dialing 404/537-3406, reservation passcode 5169897. The playback will be available until 1:00 p.m. CT on December 5, 2019.
Investors interested in listening to the live discussion or a replay via the internet may access the discussion directly at https://edge.media-server.com/mmc/p/fb63w7oe or by logging on to NuStar Energy L.P.’s website at www.nustarenergy.com.
The discussion will disclose certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP financial measures to U.S. GAAP may be found in this press release, with additional reconciliations located on the Financials page of the Investors section of NuStar Energy L.P.’s website at www.nustarenergy.com.
NuStar Energy L.P., a publicly traded master limited partnership based in San Antonio, is one of the largest independent liquids terminal and pipeline operators in the nation. NuStar currently has approximately 9,900 miles of pipeline and 74 terminal and storage facilities that store and distribute crude oil, refined products and specialty liquids. The partnership’s combined system has approximately 74 million barrels of storage capacity, and NuStar has operations in the United States, Canada and Mexico. For more information, visit NuStar Energy L.P.’s website at www.nustarenergy.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release includes, and the related conference call will include, forward-looking statements regarding future events, such as the partnership’s future performance. All forward-looking statements are based on the partnership’s beliefs as well as assumptions made by and information currently available to the partnership. These statements reflect the partnership’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P.’s 2018 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Actual results may differ materially from those described in the forward-looking statements.

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information
(Unaudited, Thousands of Dollars, Except Unit, Per Unit and Ratio Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Statement of Income Data:
Revenues:
Service revenues	$289,258	$270,269	$830,757	$777,937
Product sales	88,798	109,873	267,570	368,188
Total revenues	378,056	380,142	1,098,327	1,146,125
Costs and expenses:
Costs associated with service revenues:
Operating expenses	100,852	94,673	297,358	283,481
Depreciation and amortization expense	66,332	62,111	196,141	183,712
Total costs associated with service revenues	167,184	156,784	493,499	467,193
Cost of product sales	80,880	105,746	253,451	352,347
General and administrative expenses	27,804	26,255	78,363	71,151
Other depreciation and amortization expense	2,216	2,192	6,154	6,389
Total costs and expenses	278,084	290,977	831,467	897,080
Operating income	99,972	89,165	266,860	249,045
Interest expense, net	(46,902)	(44,314)	(136,886)	(140,091)
Other income, net	608	925	2,020	3,548
Income from continuing operations before income tax expense	53,678	45,776	131,994	112,502
Income tax expense	1,090	2,113	3,568	8,697
Income from continuing operations	52,588	43,663	128,426	103,805
(Loss) income from discontinued operations, net of tax	(4,777)	4,473	(312,527)	99,863
Net income (loss)	$47,811	$48,136	$(184,101)	$203,668

Basic net income (loss) per common unit:
Continuing operations	$0.15	$(3.53)	$0.20	$(3.51)
Discontinued operations	(0.04)	0.04	(2.90)	1.01
Total net income (loss) per common unit	$0.11	$(3.49)	$(2.70)	$(2.50)

Basic weighted-average common units outstanding	107,763,870	104,264,796	107,687,019	96,920,202

Other Data (Note 1):
EBITDA from continuing operations	$169,128	$154,393	$471,175	$442,694
DCF from continuing operations available to common limited partners	$87,842	$76,721	$238,159	$219,873
Distribution coverage ratio from continuing operations	1.36x	1.19x	1.23x	1.19x

	For the Four Quarters Ended September 30,
	2019	2018
Consolidated Debt Coverage Ratio (Note 2)	3.96x	4.52x

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Barrel Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Pipeline:
Crude oil pipelines throughput (barrels/day)	1,218,913	914,450	1,109,856	848,892
Refined products and ammonia pipelines throughput (barrels/day)	554,276	567,320	542,713	555,113
Total throughput (barrels/day)	1,773,189	1,481,770	1,652,569	1,404,005
Throughput and other revenues	$179,173	$162,843	$507,917	$449,909
Operating expenses	49,409	47,032	150,437	138,079
Depreciation and amortization expense	41,946	38,790	123,646	114,036
Segment operating income	$87,818	$77,021	$233,834	$197,794
Storage:
Throughput (barrels/day)	438,999	335,118	400,060	336,957
Throughput terminal revenues	$26,333	$21,143	$71,189	$61,300
Storage terminal revenues	87,402	89,090	256,449	274,917
Total revenues	113,735	110,233	327,638	336,217
Operating expenses	51,443	47,641	146,921	145,402
Depreciation and amortization expense	24,386	23,321	72,495	69,676
Segment operating income	$37,906	$39,271	$108,222	$121,139
Fuels Marketing:
Product sales	$85,148	$107,072	$262,776	$360,023
Cost of goods	80,046	104,904	251,349	350,011
Gross margin	5,102	2,168	11,427	10,012
Operating expenses	834	848	2,074	2,360
Segment operating income	$4,268	$1,320	$9,353	$7,652
Consolidation and Intersegment Eliminations:
Revenues	$—	$(6)	$(4)	$(24)
Cost of goods	—	(6)	28	(24)
Operating expenses	—	—	—	—
Total	$—	$—	$(32)	$—
Consolidated Information:
Revenues	$378,056	$380,142	$1,098,327	$1,146,125
Costs associated with service revenues:
Operating expenses	100,852	94,673	297,358	283,481
Depreciation and amortization expense	66,332	62,111	196,141	183,712
Total costs associated with service revenues	167,184	156,784	493,499	467,193
Cost of product sales	80,880	105,746	253,451	352,347
Segment operating income	129,992	117,612	351,377	326,585
General and administrative expenses	27,804	26,255	78,363	71,151
Other depreciation and amortization expense	2,216	2,192	6,154	6,389
Consolidated operating income	$99,972	$89,165	$266,860	$249,045

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Ratio Data)
Note 1: NuStar Energy L.P. utilizes financial measures, such as earnings before interest, taxes, depreciation and amortization (EBITDA), distributable cash flow (DCF) and distribution coverage ratio, which are not defined in U.S. generally accepted accounting principles (GAAP). Management believes these financial measures provide useful information to investors and other external users of our financial information because (i) they provide additional information about the operating performance of the partnership’s assets and the cash the business is generating, (ii) investors and other external users of our financial statements benefit from having access to the same financial measures being utilized by management and our board of directors when making financial, operational, compensation and planning decisions and (iii) they highlight the impact of significant transactions. We also use adjusted results or results from continuing operations for EBITDA, which may include non-GAAP financial measures, to enhance the comparability of performance across periods.
Our board of directors and management use EBITDA and/or DCF when assessing the following: (i) the performance of our assets, (ii) the viability of potential projects, (iii) our ability to fund distributions, (iv) our ability to fund capital expenditures and (v) our ability to service debt. In addition, our board of directors uses a distribution coverage ratio, which is calculated based on DCF, as one of the factors in its compensation determinations. DCF is a widely accepted financial indicator used by the master limited partnership (MLP) investment community to compare partnership performance. DCF is used by the MLP investment community, in part, because the value of a partnership unit is partially based on its yield, and its yield is based on the cash distributions a partnership can pay its unitholders.
None of these financial measures are presented as an alternative to net income, or for any periods presented reflecting discontinued operations, income from continuing operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with GAAP.
The following is a reconciliation of income from continuing operations to EBITDA from continuing operations, DCF from continuing operations and distribution coverage ratio from continuing operations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Income from continuing operations	$52,588	$43,663	$128,426	$103,805
Interest expense, net	46,902	44,314	136,886	140,091
Income tax expense	1,090	2,113	3,568	8,697
Depreciation and amortization expense	68,548	64,303	202,295	190,101
EBITDA from continuing operations	169,128	154,393	471,175	442,694
Interest expense, net	(46,902)	(44,314)	(136,886)	(140,091)
Reliability capital expenditures	(11,838)	(7,100)	(20,385)	(18,032)
Income tax expense	(1,090)	(2,113)	(3,568)	(8,697)
Long-term incentive equity awards (a)	3,111	2,638	7,646	5,758
Preferred unit distributions	(30,423)	(29,881)	(91,269)	(62,116)
Other items	5,856	3,098	11,446	1,498
DCF from continuing operations	87,842	76,721	238,159	221,014
Less DCF from continuing operations available to general partner	—	—	—	1,141
DCF from continuing operations available to common limited partners	$87,842	$76,721	$238,159	$219,873

Distributions applicable to common limited partners	$64,660	$64,248	$194,008	$184,369
Distribution coverage ratio from continuing operations (b)	1.36x	1.19x	1.23x	1.19x
Continued on following page.

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars)
The following is a reconciliation of income from continuing operations to EBITDA from continuing operations.

	Year Ended December 31, 2018	Projected for the Year Ended December 31, 2019
Income from continuing operations	$146,375	$ 171,000 - 206,000
Interest expense, net	184,398	182,000 - 188,000
Income tax expense	10,157	2,000 - 6,000
Depreciation and amortization expense	255,892	270,000 - 275,000
EBITDA from continuing operations	$596,822	$ 625,000 - 675,000

The following is a reconciliation of net income (loss) to EBITDA to adjusted EBITDA; therefore, the reconciling items include activity from continuing and discontinued operations on a combined basis.

	Year Ended December 31,	Projected for the Year Ended December 31,
	2018	2019	2020
Net income (loss)	$205,794	$ (137,000 - 107,000)	$ 233,000 - 258,000
Interest expense, net	186,237	182,000 - 188,000	190,000 - 200,000
Income tax expense	11,408	2,000 - 6,000	2,000 - 7,000
Depreciation and amortization expense	297,874	278,000 - 283,000	290,000 - 300,000
EBITDA	701,313	325,000 - 370,000	715,000 - 765,000
Impairment losses and loss on sale (c)	43,366	340,000 - 345,000	—
Gain from hurricane insurance proceeds (d)	(78,756)	—	—
Adjusted EBITDA	$665,923	$ 665,000 - 715,000	$ 715,000 - 765,000

(a)
We intend to satisfy the vestings of these equity-based awards with the issuance of our common units. As such, the expenses related to these awards are considered non-cash and added back to DCF. Certain awards include distribution equivalent rights (DERs). Payments made in connection with DERs are deducted from DCF.

(b)	Distribution coverage ratio is calculated by dividing DCF available to common limited partners by distributions applicable to common limited partners.

(c)
Represents non-cash impairment losses associated with long-lived assets and goodwill at our St. Eustatius terminal, as well as the losses on the sales of the St. Eustatius terminal in September 2019 and the European operations in November 2018.

(d)	Represents the gain for insurance proceeds received related to hurricane damage at our St. Eustatius terminal.

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Ratio Data)
Note 2: The following is the reconciliation for the calculation of our Consolidated Debt Coverage Ratio, as defined in our revolving credit agreement (the Revolving Credit Agreement):

	For the Four Quarters Ended September 30,
	2019	2018
Net (loss) income	$(181,975)	$228,850
Interest expense, net	181,558	187,334
Income tax expense	4,599	13,117
Depreciation and amortization expense	285,126	294,168
EBITDA	289,308	723,469
Other income (a)	(3,674)	(81,688)
Equity awards (b)	12,742	8,026
Pro forma effect of disposition (c)	335,995	—
Material project adjustments and other items (d)	95,479	3,424
Consolidated EBITDA, as defined in the Revolving Credit Agreement	$729,850	$653,231

Total consolidated debt	$3,331,040	$3,399,533
NuStar Logistics' floating rate subordinated notes	(402,500)	(402,500)
Proceeds held in escrow associated with the Gulf Opportunity Zone Revenue Bonds	(41,476)	(41,476)
Consolidated Debt, as defined in the Revolving Credit Agreement	$2,887,064	$2,955,557

Consolidated Debt Coverage Ratio (Consolidated Debt to Consolidated EBITDA)	3.96x	4.52x
(a) Other income is excluded for purposes of calculating Consolidated EBITDA, as defined in the Revolving Credit Agreement.
(b) This adjustment represents the non-cash expense related to the vestings of equity-based awards with the issuance of our common units.
(c) For the four quarters ended September 30, 2019, this adjustment represents the pro forma effects of the sales of our European and St. Eustatius operations as if we had completed the sales on October 1, 2018.
(d) This adjustment represents a percentage of the projected Consolidated EBITDA attributable to any Material Project and other noncash items, as defined in the Revolving Credit Agreement.